KRAMER LEVIN NAFTALIS & FRANKEL LLP
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                                                         July 12, 2004


Cortland Trust, Inc.
600 Fifth Avenue
New York, New York 10020

         Re:      Cortland Trust, Inc.
                  Registration No. 2-94935


Gentlemen:

     We hereby consent to the reference to our firm as Counsel in Registration Statement No. 2-94935.

                                      Very truly yours,


                                      /s/ Kramer Levin Naftalis & Frankel LLP